UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2017

Cardinal Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place Dublin, Ohio 43017	43017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 757-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On April 18, 2017, Cardinal Health, Inc., an Ohio corporation (the “Company”), and Medtronic plc, an Irish public limited company (“Medtronic”), entered into a definitive stock and asset purchase agreement (the “Purchase Agreement”) pursuant to which, among other things, the Company will purchase certain equity interests and assets collectively constituting the Patient Care, Deep Vein Thrombosis and Nutritional Insufficiency businesses of Medtronic (the “Business”), for a purchase price of $6.1 billion in cash, subject to certain adjustments (the “Acquisition”).

Pursuant to the Purchase Agreement, subject to the terms and conditions set forth therein, the Company would acquire from Medtronic, among other things, (i) twelve manufacturing plants located in North America; (ii) two manufacturing plants located in Europe; and (iii) three manufacturing plants located in Asia.

The Purchase Agreement provides that closing of the Acquisition is subject to the satisfaction or waiver of certain conditions, including, among other things, the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of antitrust approvals in certain other specified jurisdictions.

The Purchase Agreement contains certain termination rights, including that either party will be permitted to terminate (i) in connection with certain material breaches by the other party of the other party’s representations, warranties or covenants, subject to a cure period, (ii) if the closing has not occurred on or before January 18, 2018; provided, that if the only remaining unsatisfied conditions to closing at such date relate to certain antitrust matters, such date will automatically extend to April 18, 2018 (the “Outside Date”) or (iii) if at any time prior to closing, the conditions precedent to the performance of a party’s obligations at the closing will have become incapable of fulfillment by the Outside Date. The Company and Medtronic have each agreed, subject to specified conditions and limitations, to indemnify the other party for breaches of representations, warranties and covenants and for losses arising from certain assumed/excluded liabilities and certain tax matters, as applicable.

Investors should not rely on the representations, warranties and covenants in the Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, any of its subsidiaries or affiliates, or the Business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Commitment Letter

The Company plans to issue long-term debt to finance the Acquisition. In connection with the Company entering into the Purchase Agreement, on April 18, 2017, the Company entered into a commitment letter (the “Commitment Letter”) with Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC (the “Commitment Parties”) pursuant to which, subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide a 364-day senior unsecured bridge term loan facility in an aggregate principal amount of up to $4.5 billion (the “Bridge Facility”), the proceeds of which may be used for the payment of the purchase price contemplated by, and the payment of fees and expenses incurred in connection with, the Purchase Agreement. The commitment to provide the Bridge Facility is subject to certain conditions, consistent with the Purchase Agreement and the Commitment Letter. The Company will pay customary fees and expenses in connection with obtaining the Bridge Facility. The definitive agreement for the Bridge Facility will contain, among other terms, affirmative covenants, negative covenants, financial covenants and events of default, in each case to be negotiated by the parties consistent with the Commitment Letter. Neither the closing of the Bridge Facility nor the receipt of any other financing is a condition to the closing of the Acquisition.

From time to time, the Commitment Parties or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company, for which the Company pays customary fees and expenses. Goldman Sachs Bank USA is a member of the lending syndicate under the Company’s $1.75 billion revolving credit facility and Goldman Sachs & Co. serves as a dealer under the Company’s commercial paper program. In addition, Goldman, Sachs & Co. served as one of the Company’s financial advisors in connection with the proposed Acquisition.

The foregoing description of the Purchase Agreement and the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 2.1 and the Commitment Letter attached hereto as Exhibit 10.1, both of which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a news release on April 18, 2017 regarding the Acquisition. The Company also issued a news release on April 18, 2017 updating fiscal 2017 guidance and providing an early outlook for future fiscal years. Copies of the news releases, which are attached to this current report on Form 8-K as Exhibits 99.1 and 99.2, respectively, are hereby furnished pursuant to this Item 7.01.

The Company hosted a webcast and conference call on April 18, 2017 to discuss the announcements. Presentation slides and an audio replay will be archived on the Company’s Investor Relations page at ir.cardinalhealth.com. The audio replay will be available until Tuesday, April 25 at 12 p.m. Eastern at 719-457-0820 passcode #2495375.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Stock and Asset Purchase Agreement, dated April 18, 2017, by and between Cardinal Health, Inc. and Medtronic plc†

10.1	Commitment Letter, dated April 18, 2017, by and among Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC and Cardinal Health, Inc.

99.1	News release issued by Cardinal Health, Inc. on April 18, 2017 regarding the Acquisition

99.2	News release issued by Cardinal Health, Inc. on April 18, 2017 regarding fiscal 2017 guidance and future outlook

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements addressing the Acquisition and the other transactions contemplated in the Purchase Agreement and other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include: the ability to successfully complete the Acquisition on a timely basis, including receipt of required regulatory approvals and satisfaction of other conditions; the conditions of the credit markets and the Company’s ability to issue debt to fund the Acquisition on acceptable terms; if the Acquisition is completed, the ability to retain the Business’ customers and employees, the ability to successfully integrate the Business into the Company’s operations, and the ability to achieve the expected synergies as well as accretion in earnings; competitive pressures in the Company’s various lines of business; the amount or rate of generic and branded pharmaceutical price appreciation or deflation and the timing of and benefit from generic pharmaceutical introductions; the ability to maintain the benefits from the generic sourcing venture with CVS Health; the risk of non-renewal or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; uncertainties due to government health care reform including proposals to modify or repeal the Affordable Care Act; uncertainties with respect to U.S. tax or trade laws, including proposals relating to a “border adjustment tax” or new import tariffs; changes in the distribution patterns or reimbursement rates for health care products and services; the effects of any investigation or action by any regulatory authority; and changes in foreign currency rates and the cost of commodities such as oil-based resins, cotton, latex and diesel fuel. The Company is subject to additional risks and uncertainties described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and exhibits to those reports. This current report on Form 8-K reflects management’s views as of April 18, 2017. Except to the extent required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2017	CARDINAL HEALTH, INC.

	By:	/s/ Jessica L. Mayer
		Name:	Jessica L. Mayer
		Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock and Asset Purchase Agreement, dated April 18, 2017, by and between Cardinal Health, Inc. and Medtronic plc†

10.1	Commitment Letter, dated April 18, 2017, by and among Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC and Cardinal Health, Inc.

99.1	News release issued by Cardinal Health, Inc. on April 18, 2017 regarding the Acquisition

99.2	News release issued by Cardinal Health, Inc. on April 18, 2017 regarding fiscal 2017 guidance and future outlook

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.